CONTACT:	John Zettler 715 836-9994 x109
DATE:	April 22, 2005
FOR IMMEDIATE RELEASE

CITIZENS COMMUNITY BANCORP
ANNOUNCES STOCK REPURCASE

EAU CLAIRE, Wisc. -- Citizens Community Bancorp (OTC Bulletin Board: CZWI.OB), the holding company for Citizens Community Federal, today announced a quarterly dividend of 5 cents per share.

The cash dividend is payable on May 18, 2005 to shareholders of record as of the close of business on May 4, 2005. This represents the fourth quarterly dividend paid by Citizens Community Bancorp since its mutual to stock conversion in Marchh 2004.

Citizens Community Federal is headquartered in Eau Claire, Wisc., and operates ten full service banking offices.

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